UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  June 30, 2023

MYRIAD GENETICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26642	87-0494517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

322 North 2200 West
Salt Lake City, Utah 84116
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (801) 584-3600
320 Wakara Way
Salt Lake City, Utah 84108
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MYGN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement.

On June 30, 2023 (the “Closing Date”), Myriad Genetics, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with the lenders from time to time party thereto (“Lenders”), certain of the Company’s domestic subsidiaries party thereto (the “Guarantors”), and JP Morgan Chase Bank, N.A., as Administrative Agent (in such capacity, “Administrative Agent”) and as Issuing Bank, consisting of a revolving credit facility in an initial maximum principal amount of $90,000,000, with an option to increase the maximum principal amount by up to $25,000,000 (the “Credit Facility”). Availability under the Credit Facility is subject to a borrowing base, which is the lesser of (a) 85% of the Company’s and the Guarantors’ eligible accounts receivable plus certain cash maintained with the Administrative Agent in an amount up to $20,000,000 minus any reserves established by the Administrative Agent in accordance with the Credit Agreement and (b) the aggregate amount of cash collections from eligible accounts of the Company and the Guarantors for the 60 consecutive days most recently ended. The proceeds of the Credit Facility were or will be used for the working capital needs and general corporate purposes of the Company and its subsidiaries, including, without limitation, consummating permitted acquisitions and refinancing existing indebtedness.

The Credit Facility matures on June 30, 2026. Loans outstanding under the Credit Facility will bear interest at a rate per annum equal to, at the option of the Company, either (a) the greater of (i) the daily Prime Rate, (ii) the daily NYFRB Rate plus 0.50%, and (iii) the monthly Adjusted Term SOFR Rate plus 1.00% (the “ABR”) plus an applicable margin ranging from 1.00% to 1.50% depending on the aggregate average unused availability under the Credit Facility during the prior quarter or (b) term SOFR for a tenor of one, three or six months (at the Company’s election) plus 0.10% (the “Adjusted Term SOFR Rate”) plus an applicable margin ranging from 2.00% to 2.50% depending on the average unused availability under the Credit Facility during the prior quarter, with an ABR floor of 1.00% and an Adjusted Term SOFR Rate floor of 0.00%.

The Company may elect to prepay all or any portion of the amounts owed prior to the Maturity Date without premium or penalty. The Credit Facility is also subject to customary mandatory prepayments with the proceeds of unpermitted indebtedness and upon the occurrence of an over-advance. Voluntary and mandatory prepayments and all other payments of the Credit Facility must be accompanied by payment of accrued interest on the principal amount repaid or prepaid.

Pursuant to the Credit Agreement, the obligations of the Company are guaranteed by the Guarantors. The obligations of the Company and the Guarantors under the Credit Agreement and under bank products and swap obligations owing by them to any Lender or its affiliates are secured by substantially all of the assets of the Company and its subsidiaries under a Pledge and Security Agreement entered into with the Administrative Agent (the “Security Agreement”).

The Credit Agreement requires the Company and the Guarantors, on a consolidated basis, to comply with a minimum liquidity and minimum availability test at all times before achieving a fixed charge coverage ratio of 1.0 to 1.0 and thereafter, to maintain a fixed charge coverage ratio of 1.0 to 1.0 until achieving availability under the Credit Facility of greater than the greater of (a) $10,625,000 and (b) 12.5% of the lesser of the maximum commitment amount and the borrowing base for a period of 30 consecutive days. In addition, the Credit Agreement contains customary representations and warranties and affirmative and negative covenants, including covenants that limit or restrict the Company and its subsidiaries’ ability to incur liens, incur indebtedness, dispose of assets, make investments, make certain restricted payments, merge or consolidate and enter into certain speculative hedging arrangements. The Credit Agreement includes a number of customary events of default, including, among other things, nonpayment defaults, covenant defaults, cross-defaults to other material indebtedness, bankruptcy and insolvency defaults, material judgment defaults and the occurrence of a change of control. If any event of default occurs (subject, in certain instances, to specified grace periods), the principal, premium, if any, interest and any other monetary obligations on all the then outstanding amounts under the Credit Facility may become due and payable immediately.

The foregoing description of the Credit Agreement and the Security Agreement is qualified in its entirety by reference to the complete terms and conditions of the Credit Agreement and the Security Agreement, which are filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Credit Agreement is incorporated herein by reference.

ITEM 8.01 Other Events.

On July 6, 2023, the Company issued a press release announcing the entry into the Credit Agreement which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1
Credit Agreement dated June 30, 2023, among Myriad Genetics, Inc., the other loan parties from time to time party thereto, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as the administrative agent and issuing bank.

10.2	Pledge and Security Agreement dated June 30, 2023, among Myriad Genetics, Inc., each of the other Guarantors and JPMorgan Chase Bank, N.A., as administrative agent for the secured parties.

99.1	Press Released dated July 6, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYRIAD GENETICS, INC.

Date: July 6, 2023	By:	/s/ R. Bryan Riggsbee
R. Bryan Riggsbee
Chief Financial Officer